Exhibit 10.1

Master Supply and Distribution Agreement

Master Supply and Distribution Agreement

Supplier	Company

Milestone Scientific, Inc. and	Tri-anim Health Services, Inc.
220 South Orange Avenue	5000 Tuttle Crossing Boulevard
Livingston, New Jersey 07039	Dublin, Ohio 43016
Attention: Leonard Osser, CEO	Attention: Jeffrey Prestel, President
Telephone: 973-535-2717	Telephone: 614.760.5008
Facsimile: 973-535-2829	Facsimile: 614.760.0533
E-mail: losser@milestonescientific.com	E-mail: jeff.prestel@sarnova.com

1.	Scope of Agreement.

1.1.	Supply and Purchase Products. Subject to the terms and conditions set forth herein, Supplier shall make available the Products (as defined below) for purchase by Company and Company shall purchase from Supplier the Products it orders under this Master Agreement.

1.2.	Appointment of Company. Subject to the terms and conditions set forth in this Master Agreement, Supplier hereby appoints Company during the Term (as defined below) as its exclusive distributor of the Exclusive Products within the Territory (as defined below), authorized to market, resell, label under its own private label, and distribute the Products to Company’s customers within the Territory and. During the Term, no other entity, including without limitation Supplier, shall market, resell, label, or distribute Exclusive Products, within the Territory. For this purpose, the limitation on other entities shall apply to the Exclusive Products regardless of whether the Products are labeled with Company’s label or any other label.

2.	Definitions. The following terms, when capitalized in this Agreement, shall have the meanings set forth below:

2.1.	“Agreement” means this Master Agreement together with any purchase order issued hereunder during the Term.

2.2.	“Claims” means all claims, liability, damage, losses, or expenses, including litigation costs and attorneys’ fees.

2.3.	“Company Party” or “Company Parties” means Company and its affiliates, and each of their officers, members, shareholders, directors, employees, agents, and contractors.

Master Supply and Distribution Agreement

2.4.	“Confidential Information” means any proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, forecasts and inventory information, finances and other information belonging to a Party. Sales tracing reports shall be considered the Confidential Information of Company. However, Confidential Information does not include any of the foregoing items which (i) has become publicly known and made generally available through no act of the Receiving Party; (ii) is developed by the Receiving Party without use of the Confidential Information of the Disclosing Party; (iii) is disclosed to the Receiving Party by a third party who is not under an obligation to preserve its confidentiality; or (iv) is required to be disclosed pursuant to any applicable laws, provided that the Receiving Party shall give the Disclosing Party reasonable prior written notice of any such anticipated disclosure and shall cooperate with the Disclosing Party’s efforts to obtain a protective order.

2.5.	“Contract Year” means each twelve (12) month period during the Term of this Agreement, commencing on the Effective Date.

2.6.	“Delivery Date” means the date specified in the Purchase order as of which the entire order is scheduled to be received by Company; provided, however, that in no event shall the Delivery Date be less than 5 days from the date of the Purchase Order.

2.7.	“Disclosing Party” means the Party disclosing information to the other Party.

2.8.	“Exclusive Products” means those Products designated on Exhibit A as Exclusive Products.

2.9.	“Effective Date” shall be the same date in which the FDA approves the 510K of the products.

2.10.	“Fill Rate” means the quantity of fully conforming Products actually shipped within the Lead Time, divided by the quantity of conforming Products that should have been shipped by the Delivery Date. Fill Rate is determined on a purchase order basis.

2.11.	“GP Dollars” means the difference between the price at which Product is sold by Company to its customers and the price at which that Product is sold by Supplier to Company. For this purpose price is determined without regard to the application of any discounts or rebates.

2.12.	“GPO” means Group Purchasing Organization.

2.13.	“Mandatory Fill Rate” means with respect to a given order, 98% Fill Rate.

2.14.	“Party” or “Parties” means the Supplier and/or Company, as the context shall require.

2.15.	“Private Label Products” means all Products identified on Exhibit A as Private Label Products.

2.16.	“Products” means the products identified on Exhibit A hereto. Products may be added or deleted to Exhibit A by a mutually signed written agreement of the Parties. Products shall include all manuals, usage instructions and limitations, safety devices, and safety information applicable to such Products. The term “Products” includes all Exclusive Products.

Master Supply and Distribution Agreement

2.17.	“Receiving Party” means the Party that is the recipient of information from the Disclosing Party.

2.18.	“Term” means the period beginning on the Effective Date and continuing for a period of 3 years, unless earlier terminated in accordance with Section 15. If not terminated earlier, the Term will be extended for additional one-year periods, unless one Party notifies the other Party in writing of its intention not to extend the Term at least 120 days prior to the end of the then current Term. The initial term together with any extensions thereof are referred to in the aggregate as “Term.”

2.19.	“Territory” means the United States of America, including all possessions and territories and United States government and military facilities operating outside of the United States of America.

2.20.	“Market” means health care facilities, home health care market, acute care market, long-term acute care and US government acute care facilities. We define the Tri-anim market as Acute Care only at this time and exclude free-standing, non-hospital affiliated pain management clinics and private pain practices.

3.	Product Orders and Quantity.

3.1.	Purchase Orders. Company shall submit to Supplier a purchase order for each order of Products hereunder via facsimile on its standard purchase order form, the terms and conditions of which are incorporated herein by reference, to the extent such terms and conditions do not conflict with the terms and conditions of this Master Agreement. To the extent there is a conflict, the terms and conditions of this Master Agreement will prevail.

3.2.	Quantity. The minimum purchase quantity for year one of the contract is five hundred (500) CompuFlo instruments, excluding disposable circuits, which shall be purchased for shipment over the course of the first 18 months following FDA approval of the products’ 510K. The minimum purchase quantity for year two of and for year three of the contract will be determined by negotiation between the Parties at least 60 days prior to the commencement of year two or year three of the contract. If the Company does not purchase the minimum purchase quantity in any year or if the Parties fail to agree on the minimum purchase quantity for years two or three, the Supplier, as its sole and exclusive remedy, can terminate the contract upon 120 days’ notice.

3.3.	Down Payment. Company will provide a down payment of $100,000 within 30 days of FDA approval of the 510K for CompuFlo instrument and corresponding disposable circuit. Company’s down payment will be applied directly towards future purchases from Supplier.

Master Supply and Distribution Agreement

4.	Pricing, Invoices, and Payment Terms.

4.1.	Pricing. Prices for products ordered by distributor shall be set forth on Exhibit A hereto. All prices shall remain firm for the Term, subject only to change once per year, with a maximum increase of three (3) percent. All pricing increases must be submitted with 90 days advance notice and agreed upon by Company following verification of material cost increases provided by supplier as no arbitrary price increases will be accepted by Company.

4.2.	Taxes, Freight, and other Costs. Other than any applicable sales tax relating to Products, Supplier shall bear the cost of any taxes relating to the Products and/or the supply thereof, including, without limitation, any use, customs, import, medical device tax or excise tax. The Company shall bear the cost of freight, FOB destination freight collect, and all other shipment and delivery costs including, packaging, carrier costs, and additional cost for expedited shipments for all disposable units, which will be warehoused at Tri-anim warehouse facilities before being sent to customers. Supplier shall procure insurance to protect against risk of loss and/or damage until title to Products transfers to Company. All capital units will be drop shipped by the Supplier directly to the end-user customer in a timely fashion upon notification of a customer purchase. Company will procure and maintain inventory on all disposable units based on customer demand creation. Title of Products and liability for Products shall transfer to Company only upon Company or End-User Customer’s acceptance of Products.

4.3.	Invoices. Supplier shall submit an invoice to Company for all each order after its shipment. All invoices shall specify the purchase order to which it relates and reference any discounts or rebates that may be applicable to such order.

4.4.	Payment Terms. Payments for each order shall be made in U.S. dollars net 45 days from the date a complete and accurate invoice for an applicable order is received by Company.

5.	Rebates, Discounts, and Incentives.

5.1.	Any rebates, credits, incentives, or discount programs provide by Supplier to Company under this Agreement are specified on Exhibit B. The Parties acknowledge that any price reductions or incentive remuneration provided under the terms of this Agreement constitute “discounts or other reductions in price” under section 1128 B(b)(3)(A) of the Social Security Act 42 U.S.C. 1320a-7b(b)(3)(A). Accordingly, Company shall disclose any rebates or discounts to its Customers and require that its Customers for Product properly disclose this and any other “bonus, discount, rebate, or other reduction in price” provided to Company by Supplier to any state or federal program that provides cost or charge-based reimbursement to such Customer for Product.

6.	Supplier’s Duties.

6.1.	Supplier shall ready goods for shipment, pack and deliver goods to Company’s designated carriers in accordance with Customer’s order and reasonable shipping schedule..

Master Supply and Distribution Agreement

6.2.	Supplier shall ensure that all Products shall have a shelf life of at least 18 months at its time of delivery to Company or Company’s designee. Product with an expiration date shall have an expiration date of 18 months or greater from the date of delivery to Company or Company’s designee.

6.3.	Supplier shall refrain from modifying the Products or the key components except if required by the FDA or other government agencies, including, (i) composition or source of any raw material or components; (ii) method of producing or testing Product; (iii) change in subcontractors or suppliers for producing, obtaining, processing, or testing; and (iv) site of manufacture, unless it first receives Company’s written consent for such modifications.

6.4.	If Company receives a material number of complaints from Company’s customer that relate to Products not performing to Company’s specifications or being otherwise nonconforming, the Supplier is responsible to investigate and report the accuracy of the complaints. A material number of customer complaints, means a number of complaints equal to 6% or more of the rolling average of purchases of such Products over the past two months.

6.5.	Supplier shall offer Company the right to be the exclusive distributor of any improvement to Product or any product that could be competitive to Product before offering it to any other person or company for distribution. If Company accepts such improved or new product as its exclusive distributor, the terms of this Master Agreement shall apply, subject to Parties’ mutual agreement to the prices for such improved or new product.

6.6.	Supplier shall maintain the Mandatory Fill Rate on all orders for Products. If Supplier fails to meet the Mandatory Fill Rate by the Delivery Date, Company may charge and Supplier will pay Company a delinquency charge for each day that the Mandatory Fill Rate for the respective purchase order remains unsatisfied. The delinquency charges shall be determined on the basis of the following schedule based on a standard lead time of 60 days for all products:

Days Delinquent	Daily Penalty
1st through 14th day delinquent	% 2
15th through 30th day delinquent	% 5
31st day and any day thereafter	% 10

6.7.	If due to a delay in Product delivery or nonconforming Product quality, Company deems it necessary to obtain substitute product from another supplier. To the extent the acquirement of such substitute product, including freight costs, exceeds the price Company would have paid under the Agreement for timely delivered conforming Product, Supplier will pay Company an amount equal to the extra costs incurred by Company to acquire such substitute product.

6.8.	Supplier shall obtain and maintain any governmental approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the performance of the terms and conditions of this Agreement, including, without limitation, any approvals and licensing by the United States Food and Drug Administration (“FDA”) Drug Enforcement Administration (“DEA”), and pharmaceutical boards, as applicable.

Master Supply and Distribution Agreement

6.9.	Company shall be responsible for installation, user education and service, required with respect to Product sold by Company, including all related costs and expenses.

6.10.	Supplier shall make available to Company at least once during the first 6-months and at least once during the second 6-months of each Contract Year, comprehensive training to Company’s sales and customer service teams, at such time(s) and place(s) as are mutually agreed by the Parties to be convenient. All Supplier costs and expenses relating to such training, including but not limited to travel expenses of Supplier’s employees and agents, but not the Company’s employees or agents, shall be borne by Supplier.

6.11.	Upon Company’s request, Supplier shall provide Company with (i) demo instruments to be used by Company’s sales personnel, at a thirty-five (35) percent reduction in contract price and (ii) additional demo instruments, at Supplier’s cost, to be used in clinical studies and to produce white papers. No more than five (5) percent of the annual purchase order quantity can be product samples.

6.12.	Supplier shall use its best efforts to provide a website link from Supplier’s website to Company’s website within 30-days after the Effective Date.

6.13.	Supplier shall provide Material Safety Data sheets for potentially harmful substances provided to Company by Supplier, to the extent required by law.

7.	Company’s Duties.

7.1.	Company shall use commercially reasonable efforts (i) to sell Products to appropriate institutions, (ii) to develop and maintain a qualified sales force for promotion and sale of Products, (iii) to maintain sufficient inventory of Products to service the needs of its customers, (iv) to timely expedite shipping of Products in Company’s inventory to customers ordering Products, (v) to comply in all material respects with all laws that relate to the importation, sale, or distribution of any Products in the Market, and (vi) to refrain from knowingly taking any action that it knows violates any laws, regulations, treaties, or conventions that apply to its activities.

7.2.	Company shall collaborate with Supplier to develop joint marketing and branding plans for Products.

7.3.	Company shall use, market, sell, and distribute Products according to the Products specifications, instructions, packaging, and labeling provided to Company by Supplier without alteration, modification, or tampering, unless consented to in writing by Supplier.

7.4.	Company shall maintain electronic records of each Product sold by Company and to whom it was sold for at least 3 years following the date of the sale of Product to its customer.

Master Supply and Distribution Agreement

7.5.	Company shall refrain from selling, marketing, or distributing Products outside the Territory.

7.6.	Upon Supplier’s request, Company shall provide Supplier with tracing reports at such frequency as the Parties shall mutually agree; provided, for the period beginning on the date of the initial request reports until the termination of this Agreement.

8.	Warranty.

8.1.	In addition to any warranty included in manual or other documentation provided by Supplier with Product, all of which are incorporated herein by reference, Supplier warrants that Products shall conform to the specifications contained in the Agreement and be free from defects in materials, workmanship, and design. Supplier warrants that it has title to the Products it sells to Company and that such Products will be free and clear of all liens, claims, or encumbrances and will be patient-ready condition at the time of transfer to Company. Supplier further warrants that the Product delivered to Company under this agreement shall have been manufactured in accordance with all applicable statues, ordinances and regulations, including, without limitation, U.S. Food, Drug & Cosmetic Act and the regulations promulgated there under (the “Act”), including the Good Manufacturing Practice regulations that are now in force or herein after adopted (“Good Manufacturing Practices”) by the FDA. Supplier warrants that all expiration dates on Products are accurate. Supplier warrants that Products shall be properly branded and unadulterated at the time of shipment from the Supplier’s facility, in accordance with all applicable laws.

8.2.	All warranties under this Agreement, including, but not limited to, any warranty included in a manual or other documentation provided with Product, shall remain in effect for at least 12 months following the date of the Products delivery by Company to its customers or, if longer, the date specified in the manuals or other documentation provided by Supplier with Products.

9.	Shipping and Marking.

9.1.	Supplier shall mark and ship Products to Company in accordance with (i) all legal requirements for shipment of such Products, and (ii) the instructions set forth in this Agreement and any purchase orders issued with respect hereto. Each shipment shall include paperwork specifying the purchase order and a description of the Products (including quantity) included in each shipment.

9.2.	The receiving hours at Company’s locations shall be Monday through Friday 8 am to 3 pm in the time zone of delivery destination. In the event other shipping arrangements are proposed, Supplier’s shipper or carrier must obtain prior approval from the receiving agent at the delivery location. No more than three trucks per day may be sent to Company for unloading, unless previously agreed between the Parties. Company will not pay demurrage or any other charges for any trucks sent in excess of this number per day or for trucks that arrive too late to be unloaded.

Master Supply and Distribution Agreement

9.3.	A complete Supplier’s “bill of material” or advance shipping notice containing all special handling, storage or lifting requirements, is required to be delivered to Company’s carrier prior to shipment. This information should also be submitted to the receiving agent at Company’s designated location via fax or E-mail.

9.4.	Company shall inspect Products within 30 days of delivery for count and readily discernible non-conformities in the overall order, including, without limitation, package condition, product codes, package labels, and expiration dates. Company shall notify Supplier of any non-conformity found in this initial inspection. Supplier shall have 30 days to correct the initial order by providing conforming replacement Products, at no additional cost to Company. After the order is found to satisfy this initial inspection and all non-conformities, if any, have been remedied, Company will have 30 additional days to thoroughly inspect the Products. Company shall notify Supplier of any non-conformity found in this initial inspection. Supplier shall have 30-days to correct the initial order by providing conforming replacement Products, at no additional cost to Company. Supplier shall reimburse Company for the price (including any taxes and fees incurred for such order) of any Products remaining non-conforming after this second cure period. At the conclusion of this period, Products shall be deemed to be accepted by Company. Title and risk of loss with respect to the Products shall pass to Company upon Company’s acceptance of Products. Supplier shall bear all risk of loss and shall insure all Products until acceptance by Company

9.5.	If after acceptance of Products in accordance with paragraph (a) above, Company determines that any Products fail to meet any of the warranties stated in Section 9, Company will give Supplier notice of nonconforming Products and return such nonconforming Products to Supplier, and Supplier shall, at Supplier’s option and at Supplier’s expense: (i) replace within 30 days such Products with new Products that comply with this Agreement and the Specifications (as hereinafter defined); or (ii) issue Company a refund or credit in the full amount of the price of the nonconforming units.

10.	Indemnification.

10.1.	Product Liability Indemnity. Supplier shall indemnify, defend, and hold all Company Parties harmless against all third-party any and all Claims arising out of, or in connection with, (i) any breach of any representation, warranty, or covenant by Supplier hereunder, or (ii) any negligent or intentionally wrongful act or omission by Supplier in connection with the manufacture, packaging, or labeling of any Products or in connection with any instructions or manuals provided for the Products.

10.2.	Indemnification by Company. Company shall indemnify, defend, and hold Supplier harmless against any and all Claims arising out of, or in connection with, (i) any breach of any representation, warranty, or covenant by Company hereunder, or (ii) any negligent or intentionally wrongful act or omission by Company in connection with the sale or distribution of any Products to its customers.

Master Supply and Distribution Agreement

10.3.	Intellectual Property Indemnity. Supplier shall indemnify defend, and hold harmless all Company Parties from and against all Claims based on allegations or claims (whether valid or invalid) that the Products, or the sale, offer for sale, or use thereof constitutes an infringement or violation of any patent, trademark, copyright, or proprietary information right. Company may participate at its own expense in any defense of such Claim undertaken by Supplier. Without limitation of the foregoing, in the event of a Claim described in this paragraph (c), Supplier shall promptly as possible:

10.3.1.	Procure for Company the unrestricted right to continue using the Product for the term of this Agreement;

10.3.2.	Replace Products with non-infringing, non-violating, compatible products with specifications and performance equal to or better than the unmodified Products; or

10.3.3.	Modify Products so they are no longer infringing or violating while maintaining compatibility, specifications, and performance equal to or better than the unmodified Products.

10.3.4.	If, in the course of any Claim described under this paragraph c, Supplier, Company, or any customer of Company is enjoined or is sought to be enjoined from use of any Product, or any method or operation performed by a Product, pending final resolution of such Claim, Supplier shall immediately post a bond in a form and in an amount sufficient to allow Supplier to continue its obligations to Company and to enable Company and its customers to use the Products and all methods and operations performed by the Product, until the Claim is resolved.

10.4.	Limitation on Liability. EXCEPT TO THE EXTENT A PARTY HAS AN INDEMNIFICATION DUTY PURSUANT TO THIS SECTION 12, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.	Insurance. Supplier will maintain commercial general liability and products liability insurance covering each occurrence of bodily injury and property damage in an amount not less than $5,000,000 combined single limit with endorsement for blanket contractual and vendor’s liability. Supplier shall, on or before delivery of any Products hereunder, furnish to Company a certificate of insurance evidencing the foregoing coverage and limits. At the same time, Supplier shall provide Company with a written statement from the insurer, either on the certificate or separately, stating that Company is named as an additional insured on the policy and that insurer will give Company at least 30 days prior written notice of any cancellations, non-renewal, or material change in coverage.

12.	Quality and Regulatory.

12.1.	Quality Assurance. Supplier shall inspect each lot of Product to be supplied to Company in order to evaluate Products full conformity with all Supplier and Company expectations for Product. Such evaluation should include, but not be limited to, evaluating (i) Products’ compliance with all relevant laws and regulations, (ii) Products’ conformity with all specifications of Agreement and Purchase order, (iii) sufficient expiration periods for Products, and (iv) whether there have been any changes in Product materials, methods of producing or processing Product, or Product performance., processing, or testing; or (v) change in subcontractors for producing or processing Product. As soon as possible after their discovery, Supplier shall notify Company in writing of any changes or deviations from expectations found in the evaluation.

Master Supply and Distribution Agreement

12.2.	Regulatory Deficiencies. Supplier agrees to perform, at no cost to Company, all corrective action needed to fix regulatory deficiencies in Products. In the event of any corrective action or recall of Products by Supplier, Company will either notify its customers of such actions or advise them of the remedy to be provided by Supplier or provide Supplier a list of customers that have purchased said product for Supplier to give such notice. Supplier will affect all such remedies by providing instructions to Company to provide to its customers for return of Product to Supplier for correction and/or modification. Supplier will be responsible for all costs and expenses incurred in affecting such a remedy including costs of service, replacement, and shipping, as applicable.

12.3.	Product Complaints. In the event that either party receives any complaints regarding the Products, it shall promptly notify the other party of such. At Company’s request, Supplier shall investigate and evaluate these complaints and communicating the results thereto to Company in writing within 10 business days of notification by the applicable party; provided that, if any such investigation requires more than 10 business days to complete, Supplier shall so notify Company of such in writing within the aforesaid 10 business days. Supplier will make a preliminary evaluation of each complaint it receives and will conduct all follow-up, communications and maintenance of records with respect to such complaints as required by applicable law and will cooperate with Company in the resolution of such product complaints. Supplier shall be responsible for making all necessary reports to the FDA and/or any other applicable regulatory agency or authority and shall provide copies of such reports to Company and allow Company a reasonable opportunity to review and comment on any such reports prior to the filing of such reports with the FDA so long as this permits timely filing with the FDA or other regulatory agency.

13.	Confidentiality. Each Party agrees at all times during the Term and for a period of 3 years thereafter to hold in strictest confidence, and not to use, except in connection with the performance of obligations under this Agreement, and not to disclose to any person or entity (except for its Affiliates and those of its employees and contractors who have a “need to know” in connection with the performance of obligations under this Agreement) without the prior written authorization of the Chief Executive Officer or President of the Disclosing Party, any Confidential Information of the Disclosing Party disclosed to the Receiving Party in connection with this Agreement, either directly or indirectly in writing, orally or by drawing or inspection of documents or other tangible property. Further, each Party agrees at all times during the Term and for a period of 3 years thereafter to not disclose the existence of this Agreement or any of the terms herein, without the written consent of the other Party, except as may be required by governing laws, including the rules and regulations of the Securities and Exchange Commission. The confidentiality provisions herein shall supersede any prior confidential agreement between the parties.

Master Supply and Distribution Agreement

14.	Bona Fide Offer. If Company receives an offer from another supplier to provide products substantially similar to the Products on terms and conditions, including without limitation pricing, more favorable to Company than those in this Agreement, Company will provide Supplier with written notice of such offer (a “Notice of Offer”). Supplier will have 30 days following the date of the Notice of Offer to notify Company that it agrees to meet or improve upon such offer. If Supplier fails to notify Company in writing that it will meet or improve upon such offer within such 30 day period, or if it notifies Company in writing within such period that it will not meet such offer, Company may terminate this Agreement upon written notice to the Supplier. If within such 30 day period, Supplier notifies Company in writing that it agrees to meet or improve upon such offer, Supplier’s offer or improvement will be deemed an amendment to this Agreement with respect to the Products on the terms and conditions set forth in such offer or improvement.

15.	Termination. Generally this Agreement shall terminate at the end of the Term or as otherwise provided hereinabove. In addition:

15.1.	Termination for Failure to Obtain 510K. Company shall have the right to terminate, resend or revoke this agreement at any time in the event the 510K for the products is not approved by the FDA within 12 months of this agreement being executed. For purposes of this section, the Execution Date of this agreement shall be the date set forth on the signature page.

15.2.	Termination for Cause. Each Party reserves the right to terminate the Agreement if: (i) the other Party ceases to function as a going concern in the normal course of business; (ii) the other Party commits or suffers any act of bankruptcy or insolvency; or (iii) to the extent another remedy is not provided under this Agreement, the other Party fails to cure any material breach in the provisions of this Agreement within 30 days of after receipt of written notice of such breach been given by then non-breaching Party to the breaching Party.

15.3.	Termination upon Mutual Agreement. The Parties may terminate this Agreement upon mutual written agreement of the Parties.

15.4.	Consequence of Termination of Agreement. Upon the termination of the Agreement, the following provisions shall apply:

15.4.1.	Company may sell any Products that are in its possession or which are subsequently delivered pursuant to an outstanding Purchase order under this Agreement; provided however, Supplier shall repurchase from Company all Products then owned by Company upon notice and request by Company, at prices equal to those at which Company purchased them from Supplier should Supplier terminate Company. If Company terminates Supplier then Supplier will have the option to repurchase. Company shall submit to Supplier a list of Products subject to repurchase upon termination, within 30 days after receipt of notice of termination or the expiration of the Term or any renewal term. Supplier will promptly pay Company for returned Products.

Master Supply and Distribution Agreement

15.4.2.	Company will have the right to represent itself as an authorized distributor of Supplier until all of Company’s inventory of Products has either been returned for credit by Supplier or has been sold by Company. As of the later of the date as of which (A) the expiration or termination of this Agreement occurs or (B) Company no longer has possession or control of any Products of Supplier, the rights of Company shall immediately terminate and Company shall cease to identify itself as an authorized Company of Products and Company shall not use Supplier’s name on any products sold after such termination. The acceptance of any Purchase order from or the sale of any Products to Company after the expiration or termination of this Agreement shall not be construed as a renewal or extension hereof, nor as a waiver of termination of this Agreement; however, the processes and obligations for each such order shall be governed by provisions identical to the applicable provisions of this Agreement.

15.4.3.	After termination of the Agreement, Company shall have the ability to continue to purchase Product, for a period of not more than 90 days to the extent necessary for Company to honor existing contractual relationships with customers at the Prices in effect at the date of termination of the Agreement.

15.4.4.	Each Party shall return or destroy any Confidential Information of the other Party in its possession as of any termination.

15.4.5.	If this Agreement is terminated by Supplier for any reason other than cause, during the initial Term, in addition to other remedies available to Company, Supplier will reimburse Company its actual out-of-pocket direct expenses incurred training Company’s personnel, on any aspect of Supplier’s Products.

15.5.	Survival. Sections 8, 10, 11, 13, 15, and 20shall survive termination of this Agreement.

16.	Continuity of Supply. Supplier represents and warrants that it shall use best efforts to ensure that any subsequent owner or entity takes a controlling interest in Supplier’s business, or any other successor or assignee to this Agreement, will agree to and comply with the terms of this Agreement as if it has fully assumed all obligations of Supplier hereunder.

17.	Relationship of Parties. Each Party is an independent contract of the other. Neither Party shall be the legal agent of the other for any purpose whatsoever ant therefore has no right or authority to make or underwrite any promise, warranty, or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party, except to the extent specifically authorized in writing by the other Party. Neither Party shall be bound by nor liable to any third party for the acts or obligations or debts incurred by the other toward such third party, except to the extent specifically agreed to in writing by the party to be so bound. Further, for purposes of compliance with the FDA and all other laws and regulations relating to Products, Supplier is the manufacturer of the Products and shall comply with all obligations vested in the manufacturer under such laws and regulations.

Master Supply and Distribution Agreement

18.	Assignment. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Assignment , sale or other assignment of this Agreement can occur unless either (i) the transfer occurs by way of merger, reorganization, consolidation, amalgamation, or as part of a transfer of all or substantially all of the assigning party’s assets, or (ii) then non-transferring Party consents to the transfer. In the event of such a transfer, the transferring Party agrees to secure consent from the transferee that it will assume and perform all obligations of the transferring Party under this Agreement. Supplier or Company shall give the other written notice of any anticipated assignment of the Agreement as soon as administratively practicable after such information may first be made public.

19.	Force Majeure. Whenever performance by Supplier or Company of any of its obligations hereunder, is substantially prevented by reason of any act of God, strike, lock-out, or other industrial or transportation disturbance, fire, law, regulation or ordinance, war or war conditions, or by reason of any other matter beyond its reasonable control, then such performance shall be excused, and deemed suspended during the continuation of such event and for a reasonable time thereafter, delayed or adjusted accordingly.

20.	Publicity. No Party to this Agreement shall originate any publicity, news release or other public announcement, about, related to or arising out of this Agreement, without the prior written consent of the other Party hereto if such other Party or any affiliate is named in such publicity, news release, or public announcement. A press release announcing this Agreement will be jointly developed and released by the Parties.

21.	Non-solicitation. During the Term and for a period of 2 years thereafter, each Party agrees, on behalf of itself and its employees and representatives, not to, directly or indirectly, employ, solicit for purposes of employment, offer to hire, entice away, or offer to enter into any contract with any director, officer or employee of the other Party, or otherwise solicit, induce or otherwise encourage any such person to discontinue, cancel or refrain from entering into any relationship (contractual or otherwise) with the other Party without prior written consent of the such other Party.

Master Supply and Distribution Agreement

Notices.

21.1.	All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses first specified hereinabove, or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith, to the attention of the Chief Executive Officer. In addition, a copy of any notice to Company must be sent to General Counsel, Sarnova, Inc., 5000 Tuttle Crossing Boulevard, Dublin, Ohio 43016 (such copy shall not constitute legal notice) and a copy of any notice to Supplier must be sent to Morse, Zelnick, Rose & Lander, 405 Park Avenue, Suite 1401, New York, New York 10022, Attn: Stephen A. Zelnick, Esq.

21.2.	Any such communication shall be deemed to have been given (a) when delivered, if personally delivered or sent by facsimile on a business day, (b) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (c) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 21 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

22.	Headings. The headings of this Agreement are for convenience only and shall not affect the meaning of the terms of this Agreement.

23.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

24.	Entire Agreement. The Parties hereto acknowledge that this Agreement, including the Appendices and documents incorporated by reference, sets forth the entire agreement and understanding of the Parties hereto as to the subject matter hereof, and shall not be subject to any change of modification except by the execution of a written instrument subscribed to by the Parties hereto. This Agreement shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof.

25.	Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

Master Supply and Distribution Agreement

26.	Waiver. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

27.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Company Agreement as of this 3rd day of July, 2013 (“Execution Date”).

Milestone Scientific, Inc.		Tri-anim Health Services Inc.

By:	/s/ Leonard Osser	By:	/s/ Jeffrey Prestel
Title:	President and CEO	Title:	President

Master Supply and Distribution Agreement

EXHIBIT A

PRODUCTS

Exclusive Products

Product *	Price	Private Labeled
Epidural Instrument	$3,500 each	N/A
Epidural disposable	$75.00 each	N/A

Products denoted with a * may be private labeled.

Master Supply and Distribution Agreement

EXHIBIT B

1.	GPO Rebate. With respect to each Contract Year, Supplier shall provide a rebate to Company equal to the amount of any fees paid by Company to members to which Company sells Products. The terms of the rebate described under this Exhibit B Section 1 shall be set forth in a written rebate agreement executed by the Parties.

2.	GP Dollar Rebate. If there is a change in the price at which Product is sold to End-User Customers and/or to the Company and that change results in a decrease in GP Dollars for such Product, Supplier will provide a quarterly rebate to Company equal to the amount of the decrease in GP Dollars incurred in the quarter with respect to which the quarterly rebate is provided.

3.	Rewards Rebate. In the event that certain Products, as identified on Exhibit C, are sold by Company to a customer participating in the Company’s Tri-anim Rewards Program, Supplier shall pay Company a rebate in accordance with Exhibit C.

4.	Other Rebates, Discounts, or Incentives. Supplier may establish such additional rebate, credit, incentive, or discount programs as the Parties shall from time to time desire.

5.	Compliance with Safe Harbor Requirements. The Parties acknowledge that any price reductions or incentive remuneration provided under the terms of this Agreement constitute “discounts or other reductions in price” under section 1128 B(b)(3)(A) of the Social Security Act 42 U.S.C. 1320a-7b(b)(3)(A). Accordingly, Company shall disclose any rebates or discounts to its customers and require that its customers for Products properly disclose this and any other “bonus, discount, rebate, or other reduction in price” provided to Company by Supplier to any state or federal program that provides cost or charge-based reimbursement to such customer for Products.